2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Main: (727) 444-1901 Cell: (727) 452-4803

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 10 of our audit report dated February 7, 2013 relative to the financial statements of Go Public, Inc. as of January 31, 2013 and for the period from January 24, 2013 (date of inception) through January 31, 2013.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, FL

April 5, 2013